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SMC CORPORATION  EXHIBIT 11
STATEMENT OF CALCULATION OF AVERAGE
COMMON SHARES OUTSTANDING

                                                                           Three Months          Six Months
                                                                               Ended                Ended
                                                                           June 30, 2000        June 30, 2000
                                                                           -------------        -------------
Basic Earnings Per Share:

Weighted average number of shares                                            5,780,599            5,780,599
                                                                           =============        =============
Diluted Earnings Per Share:
  Weighted average number of shares                                          5,780,599            5,780,599

  Stock option plan shares to be issued at prices                                    -                    -
  ranging from $3.813 to $9.00 per share

     Total Diluted Shares                                                    5,780,599            5,780,599
                                                                           =============        =============


Due to the Company's average stock price through June 30, 2000, stock options accounted for using the treasury stock method would be antidilutive.


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